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                                                                    EXHIBIT 10.8

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of the Effective Date, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 38 Technology Drive, Suite 150, Irvine, California 92618, and I-FLOW CORPORATION and SPINAL SPECIALTIES, INC. (jointly and severally referred to herein as the "Borrower"), whose address is 20202 Windrow Drive, Lake Forest, California 92630, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank.

         Reference is made to that certain Loan and Security Agreement between them dated September 28, 1995, as amended and otherwise modified prior to the date hereof (such loan agreement as so amended and as otherwise amended, modified or supplemented from time to time being referred to herein as the "Original Loan Agreement"). Borrower and Bank desire to amend and restate the Original Loan Agreement in its entirety to read as is set forth herein, effective as of the Effective Date. The following agreements, documents and instruments shall nevertheless continue in full force and effect: Any and all guarantees relating to the Original Loan Agreement, all standard documents of Bank entered into by the Borrower in connection with Letters of Credit and/or Foreign Exchange Contracts, all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Bank.

         NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not determined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.       LOAN AND TERMS OF PAYMENT

                               2.1 Promise to Pay.

         Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions in accordance with the terms and conditions hereof.

         2.1.1    REVOLVING ADVANCES.

         (a) Bank will make Revolving Advances not exceeding, on a joint basis for all Borrowers, the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base minus (i) all amounts for services utilized under the Merchant Services Sublimit, and minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); provided that the aggregate amount of Revolving Advances, Letters of Credit, Merchant Services utilizations together with the outstanding amount of the Term Loan Advances shall not exceed $4,000,000 through the period ending July 31, 2003, $4,500,000 through the period ending October 31, 2003 and $5,000,000 thereafter, and with the foregoing determined on a joint basis for all Borrowers (the limitations set forth in this proviso are collectively referred to as the "Usage Cap"). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

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         (b) To obtain a Revolving Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Revolving Advance is proposed to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form, in the form attached hereto as Exhibit B. Bank will credit Revolving Advances to Borrower's deposit account. Bank may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if any such Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephonic notice given by a person whom Bank believes is a Responsible Officer or such Person's designee, and Borrower hereby indemnifies Bank for any loss Bank suffers due to any such reliance.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Revolving Advances and related Obligations are immediately payable.

2.1.2 LETTERS OF CREDIT. Bank will issue or have issued letters of credit for Borrower's account (individually referred as a "Letter of Credit" and collectively referred to herein as the "Letters of Credit") not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal balance of the Revolving Advances, minus (iii) the aggregate amount of extended Merchant Services; provided, however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $500,000 on a joint basis for all Borrowers, subject to, as and when applicable, the Usage Cap. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the earlier to occur of the Revolving Maturity Date if the term of this Agreement is not extended by Bank or as of any earlier date of termination of this Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3 MERCHANT SERVICES SUBLIMIT. Borrower may use up to $100,000 on a joint basis for all Borrowers (the "Merchant Services Sublimit") for Bank's merchant services including such services as are identified in various agreements relating thereto (the "Merchant Services"), with such sublimit subject to, as and when applicable, the Usage Cap. The aggregate amounts utilized under the Merchant Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line and new Merchant Services may be extended only if the amount of such proposed new extension of such services would otherwise be available for the making of a Revolving Advance in such amount. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Merchant Services will be treated as Revolving Advances under the Committed Revolving Line and will accrue interest at the rate for Revolving Advances.

         2.1.4    TERM LOAN ADVANCES.

         (a) Through December 31, 2003 (the "Availability End Date"), Bank will make advances (individually a "Term Loan Advance" and collectively referred to as the "Term Loan Advances") not exceeding in the aggregate for all Term Loan Advances outstanding from time to time the Committed Term Loan Line, subject, however, to the Usage Cap, as and when applicable in accordance with its terms. Each Term Loan Advance must be for a minimum of $100,000.

         (b) Interest accrues from the date of each Term Loan Advance at the rate in Section 2.3 and is payable monthly until the Availability End Date occurs. Term Loan Advances outstanding on the Availability End Date are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the 1st of each month following the Availability End Date and

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ending on December 1, 2006 (the "Term Loan Maturity Date"). Term Loan Advances
when repaid may not be reborrowed.

         (c) To obtain a Term Loan Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Term Loan Advance is proposed to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form, in the form attached hereto as Exhibit B. Bank will credit Term Loan Advances to Borrower's deposit account. Bank may make Term Loan Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if any such Advances are necessary to meet Obligations which have become due. Bank may rely on any telephonic notice given by a person whom Bank believes is a Responsible Officer or such Person's designee, and Borrower hereby indemnifies Bank for any loss Bank suffers due to any such reliance.

                                2.2 Overadvances.

         If Borrower's Obligations hereunder exceed the applicable lending limitations set forth above, Borrower must immediately pay Bank any such excess.

                          2.3 Interest Rate, Payments.

         (a) Interest Rate. Revolving Advances accrue interest on the outstanding principal balance at a per annum rate of one-half percentage point (0.50%) above the Prime Rate. Term Loan Advances accrue interest on the outstanding principal balance at a per annum rate of one percentage point (1.00%) above the Prime Rate, provided that the applicable interest rate hereunder with respect to Term Loan Advances shall never be less than 5.25% per annum under any circumstances. After an Event of Default, Obligations accrue interest at five (5) percentage points above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due and payable on the 1st day of each month. Bank may debit any of Borrower's deposit accounts for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

                                    2.4 Fees.

         (a) Facility Fee. Borrower shall pay to Bank a fee of $15,000 concurrently herewith on a joint basis for both Borrowers, which shall be in addition to interest and to all other amounts payable hereunder and which shall not be refundable. Bank acknowledges that it has received a good faith deposit of $5,000 prior to the date hereof, which shall be applied to the foregoing facility fee.

         (b) Bank Expenses. Borrower shall pay to the Bank all Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date when due.

3. CONDITIONS OF LOANS

              3.1 Conditions Precedent to Initial Credit Extension.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

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               3.2 Conditions Precedent to all Credit Extensions.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a)  timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.       CREATION OF SECURITY INTEREST

                         4.1 Grant of Security Interest.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

                     5.1 Due Organization and Authorization.

         Each of Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

                                 5.2 Collateral.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

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                                 5.3 Litigation.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

             5.4 No Material Adverse Change in Financial Statements.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

                                  5.5 Solvency.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

                           5.6 Regulatory Compliance.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

                                5.7 Subsidiaries.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

                              5.8 Full Disclosure.

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading, with it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

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6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

                           6.1 Government Compliance.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

                6.2 Financial Statements, Reports, Certificates.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidating balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than five days after the earlier to occur of the date each of the Reports 10-Q and 10-K of I-Flow Corporation is filed or required to be filed with the Securities and Exchange Commission, each of such 10-Q and 10-K Reports and all other documents and information filed in connection therewith; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more, on a joint basis for all such entities; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property or knowledge of an event that materially adversely affects the value of the Intellectual Property.

         (b) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable together with an inventory report in form acceptable to Bank.

         (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

         (d) Borrower shall allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted no more often than every 12 months unless a Default or an Event of Default has occurred and is continuing.

                             6.3 Inventory; Returns.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000 on a joint basis for all Borrowers.

                                   6.4 Taxes.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower

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is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

                                 6.5 Insurance.

         Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

                              6.6 Primary Accounts.

         Borrower will maintain its primary banking and investment account relationships with Bank.

                            6.7 Financial Covenants.

         Borrower will maintain at all times during the effectiveness of this Agreement on a consolidated basis for I-Flow Corporation and tested quarterly during the term hereof unless otherwise indicated below:

                  (i) QUICK RATIO. A ratio of Quick Assets to Modified Current Liabilities of at least 1.25 TO 1.00.

                  (ii)PROFITABILITY. Borrower will not incur a net loss in excess of $900,000 for the quarter ending March 31, 2003, $1,000,000 for the quarter ending June 30, 2003 and $800,000 for the quarter ending September 30, 2003.

                  (iii) DEBT SERVICE RATIO. Beginning with the quarter end period of December 31, 2003 and thereafter on a quarterly basis, Borrower shall maintain a Debt Service Ratio of not less than 1.50 to 1 as of the end of each fiscal quarter.

                        6.8 Intellectual Property Rights.

         Borrower will register (as determined in the commercially reasonable business judgment of Borrower) with the United States Patent and Trademark Office its material patent and trademark Intellectual Property and such additional Intellectual Property rights relating thereto developed or acquired including revisions or additions to any product before the sale or licensing of the product to any third party or which is otherwise material. Borrower shall inform Bank of any such registration promptly and take such actions and execute such documentation as Bank may deem necessary or advisable relating thereto.

         Borrower has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as disclosed on Exhibit 6.8 hereto, and Borrower shall not hereafter register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office.

         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property in a manner consistent with past practices and, in any event, consistent with reasonable and prudent business practices and promptly advise Bank in writing of material

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infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

              6.9 Notification Regarding InfuSystem Guaranty; etc.

         Borrower will notify Bank immediately via telephone and in writing at any time that demand has been made of Borrower to perform under the InfuSystem Guaranty. Further, Borrower will also promptly notify Bank of material adverse developments regarding the InfuSystem Credit Facility.

                         6.10 InfuSystem Loan Proceeds.

         BORROWER SHALL CAUSE INFUSYSTEM TO FORWARD TO BORROWER PROCEEDS OF ALL REVOLVING LOANS OF INFUSYSTEM UNDER THE INFUSYSTEM CREDIT FACILITY UPON THE MAKING THEREOF, OTHER THAN FOR LOAN PROCEEDS IN THE AGGREGATE AMOUNT SET FORTH IN SECTION 7.11 HEREOF.

                            6.11 Further Assurances.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower will not do (and with respect to Section 7.11 only, Borrower will cause InfuSystem not to do) any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

                                7.1 Dispositions.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

      7.2 Changes in Business, Ownership, Management or Business Locations.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or its ownership of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $5,000 in Borrower's assets or property.

                          7.3 Mergers or Acquisitions.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where: (i) no Default or Event of Default has occurred and is continuing or would result from such action during the term of this Agreement; (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth; and (iii) upon the acquisition of any other Person as otherwise permitted pursuant to the terms of this Section, such Person become an appropriate obligor relating to the Obligations hereunder, as the Bank may determine, and shall execute such agreements, documents and instruments as are reasonably necessary or appropriate, as the Bank may determine, in order to evidence such debt obligations and to establish a first priority security interest in the personal property assets of such

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Person in favor of Bank, subject to Permitted Liens. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower as long as no Default or Event of Default is occurring prior thereto or arises thereafter.

                                7.4 Indebtedness.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

                                7.5 Encumbrance.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit the first priority lien status of Bank regarding the Collateral to change, subject only to Permitted Liens as may be applicable.

                         7.6 Distributions; Investments.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

                        7.7 Transactions with Affiliates.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                             7.8 Subordinated Debt.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

                                 7.9 Compliance.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

                7.10 Maintenance of InfuSystem Credit Facility.

         TAKE ANY ACTION THAT CAUSES OR OTHERWISE BRING ABOUT, OR CAUSES INFUSYSTEM TAKE ANY ACTION OR OTHERWISE BRING ABOUT, THE TERMINATION OR CANCELLATION OF THE INFUSYSTEM CREDIT FACILITY RELATING TO REVOLVING LOANS ONLY,
             OTHER THAN IN ACCORDANCE WITH SCHEDULED MATURITY DATE.

                7.11 Limitation Regarding InfuSystem Borrowings.

         TO RETAIN, UNDER THE DOMINION AND CONTROL OF INFUSYSTEM, PROCEEDS OF REVOLVING LOANS ONLY UNDER THE INFUSYSTEM CREDIT FACILITY IN EXCESS OF $1,000,000 AT ANY TIME (WITH THE UNDERSTANDING THAT ALL OTHER PROCEEDS OF SUCH REVOLVING LOANS ARE TO BE FORWARDED TO I-FLOW CORPORATION UPON THE MAKING OF REVOLVING LOANS UNDER THE
     INFUSYSTEM CREDIT FACILITY, AS FURTHER STATED IN SECTION 6.10 HEREOF).

8.       EVENTS OF DEFAULT

         Any one of the following is an "Event of Default" hereunder:

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                              8.1 Payment Default.

         If Borrower fails to pay any of the Obligations within three days after their due date. During such additional 3 day period the failure to cure such payment default is not an Event of Default hereunder (but no Credit Extension will be made during the cure period);

                              8.2 Covenant Default.

         (A) If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7; or

         (B) If Borrower does not perform or observe any other material term, condition or covenant in this Agreement (other than Section 8.1 or 8.2(A)), any Loan Documents, or in any agreement between Borrower and Bank (but not including a circumstance under Section 8.6(A) below) and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

                          8.3 Material Adverse Change.

         If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (any of the foregoing is referred to herein as a "Material Adverse Change").

                                 8.4 Attachment.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

                                 8.5 Insolvency.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

                              8.6 Other Agreements.

         (A) If there is a default or event of default under any other document or agreement between Bank and Borrower of any nature or kind;

         (B) if there is a default or event of default under the InfuSystem Guaranty or any document or agreement or instrument relating to the InfuSystem Credit Facility or any successor credit facility thereto that may arise from time to time; or

         (C) If there is a default in any other agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

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

                                 8.7 Judgments.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

                             8.8 Misrepresentations.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

                                  8.9 Guaranty.

         Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9.       BANK'S RIGHTS AND REMEDIES

                            9.1 Rights and Remedies.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

         (g) Dispose of the Collateral according to the Code.

                             9.2 Power of Attorney.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

                            9.3 Accounts Collection.

         When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

                               9.4 Bank Expenses.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

                      9.5 Bank's Liability for Collateral.

         If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

                            9.6 Remedies Cumulative.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

                               9.7 Demand Waiver.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by

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

certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Orange County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

                          12.1 Successors and Assigns.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

                              12.2 Indemnification.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                              12.3 Time of Essence.

         Time is of the essence for the performance of all obligations in this Agreement.

                         12.4 Severability of Provision.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

                    12.5 Amendments in Writing, Integration.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

                               12.6 Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

                                 12.7 Survival.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

                              12.8 Confidentiality.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

                    12.9 Attorneys' Fees, Costs and Expenses.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

                                13.1 Definitions.

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "AVAILABILITY END DATE" shall have the meaning ascribed to such term in
Section 2.1.4 hereof.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" means (A) 80% of Eligible Accounts as determined and confirmed by Bank from Borrower's most recent Borrowing Base Certificate; plus
(B) the lesser of $500,000 or 25% of the Value of domestic finished goods inventory of the Borrower that the Bank deems eligible for borrowing; provided, however, that Bank may lower the percentages above after performing and evaluating the results of audits of Borrower's Collateral from time to time. As used in the foregoing definition "Value" shall mean the lower of cost or wholesale market value.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code, as applicable.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED REVOLVING LINE" is the revolving credit facility extended by Bank hereunder to Borrower and relating to an aggregate amount of Revolving Advances of up to Four-Million Dollars ($4,000,000) determined on a joint basis for all Borrowers, subject, however, to the Usage Cap.

         "COMMITTED TERM LOAN LINE" is the term loan credit facility extended by Bank hereunder to Borrower consisting of an aggregate amount of Term Loan Advances of up to Two-Million Dollars ($2,000,000) determined on a joint basis for all Borrowers, subject to the Usage Cap.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" is each Revolving Advance, each Term Loan Advance, each Letter of Credit, each Merchant Services utilization and each other extension of credit by Bank for Borrower's benefit.

         "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

         "DEBT SERVICE RATIO" means, as of any quarter-end date, a ratio of (a) Borrower's quarterly earnings before interest, taxes, depreciation and other non-cash amortization expenses and other non-cash expenses of the Borrower, determined in accordance with GAAP and annualized, to (b) the sum of (i) Borrower's payment obligations relating to the current maturities of principal on all of Borrower's outstanding long term indebtedness, determined in accordance with GAAP, plus (ii) the annualized amount of interest due on all indebtedness of Borrower for such quarter then ended.

         "DEFAULT" shall mean any event or occurrence which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "EFFECTIVE DATE" is the date Bank executes this Agreement.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in this Agreement; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

                  (a) Accounts that the account debtor has not paid within 90 days of invoice date;

                  (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

                  (c) Credit balances over 90 days from invoice date;

                  (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

                  (e) Accounts for which the account debtor does not have its principal place of business in the United States, provided that each of Fresenius Medical Care AG, B. Braun Melsungen, B. Braun Celsa SA, AG, Kobayashi and Teva will be considered Eligible Accounts regardless of such debtor's principal place of business outside of the United States if any such Accounts otherwise satisfy the eligibility standards hereunder and as long as Bank continues to determine that such account debtors are acceptable to Bank, as Bank will from time to time evaluate, in light of such debtor's foreign domicile;

                  (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality, excluding hospitals owned by federal, state, or local governments;

                  (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

                  (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

                  (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

                  (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                  (k) Accounts for which Bank reasonably determines collection to be doubtful.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles, consistently applied.

         "GUARANTOR" is any present or future guarantor of the Obligations.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INFUSYSTEM" shall mean InfuSystem, Inc., a California corporation, a wholly-owned subsidiary of I-Flow Corporation.

         "INFUSYSTEM CREDIT FACILITY" shall mean that certain loan facility by and between InfuSystem and Fifth Third Bank, as now in existence and as amended and otherwise modified from time to time, and with the understanding that as of the date hereof such overall credit facility is composed of a revolving loan facility and an equipment loan facility.

         "INFUSYSTEM GUARANTY" shall mean a continuing guaranty by I-Flow Corporation of the obligations of InfuSystem under the InfuSystem Credit Facility as such guaranty is modified from time to time, provided that, in any event, the liability of I-Flow Corporation thereunder shall not exceed $3,500,000 at any time.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

         (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

         All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LETTER OF CREDIT" OR "LETTERS OF CREDIT" shall have the meaning ascribed to such term in Section 2.1.2 hereof.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties or third party suretyship obligations in favor of Bank executed by Borrower or other Persons, as applicable, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "MERCHANT SERVICES" shall have the meaning ascribed to such term in
Section 2.1.3 hereof.

         "MERCHANT SERVICES SUBLIMIT" shall have the meaning ascribed to such term in Section 2.1.3 hereof.

         "MODIFIED CURRENT LIABILITIES" are the aggregate amount of Borrower's Current Liabilities plus, to the extent not already included in the foregoing, all Obligations (regardless of tenor) owing to Bank including the face amount of all outstanding Letters of Credit.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e)      Indebtedness secured by Permitted Liens; and

         (f) Contingent Indebtedness relating to the InfuSystem Guaranty, provided that the aggregate amount of the liability of I-Flow Corporation under the InfuSystem Guaranty shall not exceed $3,500,000 at any time.

         (g)      Indebtedness of InfuSystem under the InfuSystem Credit
                  Facility

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Schedule and existing on the Closing Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

         (e) Leases or subleases entered into in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property; and

         (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, as of any date of determination, the Borrower's consolidated, unrestricted cash, unrestricted cash equivalents, and net trade accounts receivable of Borrower, on a joint basis for all Borrowers.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

         "REVOLVING ADVANCE" or "REVOLVING ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "REVOLVING MATURITY DATE" is December 24, 2003.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "TERM LOAN ADVANCE" OR "TERM LOAN ADVANCE(S)" shall have the meaning ascribed to such term in Section 2.1.4 hereof.

         "TERM LOAN MATURITY DATE" shall have the meaning ascribed to such term in Section 2.1.4 hereof.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                               BORROWER:
                               I-FLOW CORPORATION

                               By: _________________________________________
                               Title: Chairman, President and CEO

                               BORROWER:
                               SPINAL SPECIALITIES, INC.

                               By: __________________________________________
                               Title: President
                               BANK:
                               SILICON VALLEY BANK

                               By: _____________________________________
                               Title: ______________________________________

Effective Date: ___May 8, 2003_____________

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to all of Borrower's personal property, including without limitation the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter-of-credit rights, commercial tort claims, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                        LOAN PAYMENT/ADVANCE REQUEST FORM
                DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

FAX TO: 949.789.1930                                     DATE: _________________

[ ] LOAN PAYMENT:

    From Account # ______________________          To Account # ________________
                     (Deposit Account #)                        (Loan Account #)

    Principal $ ______________________ and/or Interest $ ____________________

    All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE: _________________________ Phone Number: ______________

[ ] LOAN ADVANCE:

    COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

    From Account # _____________________       To Account # ____________________
                      (Loan Account #)                       (Deposit Account #)

    Amount of Advance $ ______________________

    All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE: _____________________ Phone Number: __________________

[ ] OUTGOING WIRE REQUEST

    COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

    Deadline for same day processing is 12:00pm, P.S.T.
    Beneficiary Name: ____________________    Amount of Wire: $ ________________
    Beneficiary Bank: ____________________    Account Number: __________________
    City and Sate: ________________________

    Beneficiary Bank Transit (ABA) #: ____________________ Beneficiary Bank Code (Swift, Sort, Chip, etc.):

                          (FOR INTERNATIONAL WIRE ONLY)

    Intermediary Bank: ___________________    Transit (ABA) #: _________________
    For Further Credit to: _____________________________________________________
    Special Instruction: _______________________________________________________

    By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me
    (us).

    Authorized Signature: ____________ 2nd Signature (If Required): ____________ Print Name/Title: _______________________ Print Name/Title: ________________
    Telephone # _____________________________ Telephone # ______________________

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower: I-Flow Corporation                                                        Bank: Silicon Valley Bank
          Spinal Specialities, Inc.                                                       3003 Tasman Drive
                                                                                          Santa Clara, CA 95054
Commitment Amount: $4,000,000, subject to Usage Cap

ACCOUNTS RECEIVABLE

1.       ACCOUNTS RECEIVABLE BOOK VALUE AS OF______                                   $ _____________________

2.       ADDITIONS (PLEASE EXPLAIN ON REVERSE                                         $ _____________________

3.       TOTAL ACCOUNTS RECEIVABLE                                                    $ _____________________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.       AMOUNTS OVER 90 DAYS DUE                                                     $ _____________________

5.       BALANCE OF 50% OVER 90 DAY ACCOUNTS                                          $ _____________________

6.       CREDIT BALANCES OVER 90 DAYS                                                 $ _____________________

7.       CONCENTRATION LIMITS*                                                        $ _____________________

8.       FOREIGN ACCOUNTS (NOT INCLUDING PERMITTED EXCEPTIONS)                        $ _____________________

9.       GOVERNMENTAL ACCOUNTS                                                        $ _____________________

10.      CONTRA ACCOUNTS                                                              $

11.      PROMOTION OR DEMO ACCOUNTS                                                   $ _____________________

12.      INTERCOMPANY/EMPLOYEE ACCOUNTS                                               $ _____________________

13.      OTHER (PLEASE EXPLAIN ON REVERSE)                                            $ _____________________

14.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                         $ _____________________

15.      ELIGIBLE ACCOUNTS (#3 MINUS #14)                                             $ _____________________

16.      LOAN VALUE OF ACCOUNTS (80% OF #15)                                          $ _____________________

INVENTORY

17.      25% OF INVENTORY VALUE (LOWER OF COST OR MARKET) AS OF_____                  $ _____________________

18.      LOWER OF #17 OR $500K                                                        $ _____________________

BALANCES

19.      MAXIMUM LOAN AMOUNT, SUBJECT TO USAGE CAP                                    $ _____________________

20.      TOTAL FUNDS AVAILABLE [LESSER OF #19 OR (#16 + #18]                          $ _____________________

21.      PRESENT BALANCE OWING ON LINE OF CREDIT                                      $ _____________________

22.      OUTSTANDING UNDER SUBLIMITS (LC, MERCHANT SVCS)                              $ _____________________

23.      RESERVE POSITION (#20 MINUS (#21 AND #22))                                   $ _____________________

I-Flow Corporation                                     Spinal Specialities, Inc.

By: ___________________                                By:______________________
Title:                                                 Title:

                                   Exhibit C

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK
    3003 Tasman Drive
         Santa Clara, CA 95054

FROM: I-Flow Corporation
      Spinal Specialities, Inc.

         The undersigned authorized officer of I-Flow Corporation and Spinal Specialities, Inc. (jointly and severally the "Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined on an ongoing basis and not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                                    REQUIRED                                    COMPLIES
------------------                                                    --------                                    --------
Monthly consolidating financial statements + CC               Monthly within 30 days                               Yes No
10-Q, 10-K                                                    Within 5 days of SEC deadline                        Yes No
A/R & A/P Agings                                              Monthly within 20 days                               Yes No
A/R Audit                                                     Annual                                               Yes No
Borrowing Base Certificate                                    Monthly within 20 days                               Yes No
Inventory Report                                              Monthly within 20 days                               Yes No

FINANCIAL COVENANT                                              REQUIRED                  ACTUAL                  COMPLIES
------------------                                              --------                  ------                  --------
Maintain (quarterly) for I-Flow Corporation on a
  consolidated basis::

  Minimum Quick Ratio                                         1.25:1.00                 _____:1.00                 Yes No
  Debt Service Ratio (annualized)                             1.50:1.00                 _____:1.00                 Yes No
   (beginning 12/31/03)
  Max. Net Loss                                               900K QE 3/03              $_________                 Yes No
                                                              1MM QE 6/03               $_________                 Yes No
                                                              800K QE 9/03              $_________                 Yes No

Have there been updates to Borrower's intellectual
  property, if appropriate?                                   Yes / No

COMMENTS REGARDING EXCEPTIONS: See Attached.
Sincerely,

I-Flow Corporation
       Spinal Specialities, Inc.

By: _________________________
Title:

                                  BANK USE ONLY

        Received by:____________________________________________________________
               AUTHORIZED SIGNER
        Date:___________________________________________________________________
        Verified:_______________________________________________________________
               -AUTHORIZED SIGNER
        Date:___________________________________________________________________
        By:_____________________________________________________________________
Title:  Compliance Status:                        Yes         No

                                   Exhibit 6.8

                   [List of Registered Intellectual Property]